                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


         Date of Report (Date of earliest event reported): July 10, 2000

                           AVALONBAY COMMUNITIES, INC.
               (Exact name of registrant as specified in charter)

         MARYLAND                        1-12672                      77-0404318
(State or other jurisdiction     (Commission file number)           (IRS employer
    of incorporation)                                            identification no.)

          2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (703) 329-6300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

AMENDMENT OF MEDIUM-TERM NOTES PROGRAM

         AvalonBay Communities, Inc., a Maryland corporation, has amended its existing Medium-Term Notes program, under which AvalonBay may offer and sell from time to time Medium-Term Notes Due Nine Months or More from Date of Issue. AvalonBay has entered into an Amended and Restated Third Supplemental Indenture with the indenture trustee to provide that AvalonBay may issue Medium-Term Notes without limitation as to aggregate principal amount, subject to compliance with the financial covenants and other requirements of the Indenture and the Amended and Restated Third Supplemental Indenture. The Medium-Term Notes program was previously limited to an aggregate principal amount of up to $400,000,000. The Medium-Term Notes will be issued under an Indenture between AvalonBay and State Street Bank and Trust Company, as trustee, dated as of January 16, 1998, as supplemented by a First Supplemental Indenture dated as of January 20, 1998, a Second Supplemental Indenture dated as of July 7, 1998, and the Amended and Restated Third Supplemental Indenture dated as of July 10, 2000. AvalonBay's Medium-Term Notes program is described in a Prospectus Supplement dated September 30, 1998 to the Prospectus dated August 18, 1998 that is part of AvalonBay's existing shelf registration statement on Form S-3 (Registration No. 333-60875).

         AvalonBay has also amended the Distribution Agreement dated December 21, 1998 among AvalonBay and PaineWebber Incorporated, First Union Securities, Inc. (formerly known as First Union Capital Markets), J.P. Morgan Securities Inc., Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC) and UBS Warburg LLC (formerly known as Warburg Dillon Read LLC), as agents.

         The agents may offer and sell Medium-Term Notes as agents for AvalonBay or as principals for resale to investors and other purchasers, subject to AvalonBay's right to solicit offers from and sell Medium-Term Notes directly to investors or to other agents. The amendment, dated as of June 27, 2000, names Lehman Brothers Inc. as an agent under the Distribution Agreement.

RISK FACTORS

         An investment in AvalonBay securities involves various risks. Prospective purchasers of AvalonBay securities should carefully consider the following risk factors. You should read these together with the other reports and documents that we file with the Securities and Exchange Commission from time to time, which may include additional or more current information that is important for you to consider.

DEVELOPMENT AND CONSTRUCTION RISKS COULD AFFECT OUR PROFITABILITY.

         We intend to continue to develop and redevelop apartment home communities. Our development and construction activities may be exposed to the following risks:

         - we may be unable to obtain, or experience delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs;

         - we may abandon development and redevelopment opportunities that we have already begun to explore and, as a result, we may fail to recover expenses already incurred in connection with exploring such development opportunities;

         - we may incur construction, reconstruction, development or redevelopment costs for a community which exceed our original estimates due to increased materials, labor or other costs, and we may not be able to increase rents to compensate for the increase in such costs;

         - occupancy rates and rents at a newly completed or redeveloped community may fluctuate depending on a number of factors, including market and economic conditions and the development by competitors of competing communities, and this may result in the community not being profitable;

         - we may be unable to obtain financing with favorable terms for the proposed development of a community, which may make us unable to proceed with its development; and

         - we may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction or reconstruction costs.

         Construction costs have been increasing in our markets, and the cost to redevelop or reposition acquired communities has, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. If we are not able to charge rents that will be sufficient to offset the effects of any increases in construction costs, our profitability could be less than anticipated.

MARKET CONDITIONS AND THE COST OF FINANCING NEW ACQUISITIONS, DEVELOPMENT AND REDEVELOPMENT MAY LIMIT OUR GROWTH RATE.

         The cost of equity and debt financing for new acquisitions, development and redevelopment has increased. The increased cost of financing, combined with increases in the sales prices of existing apartment communities, results in a lower margin of profit on new acquisitions. While these market conditions continue, we expect that we will acquire fewer existing apartment communities. If the current market conditions continue for an extended period, our current earnings growth rate may slow.

ACQUISITIONS MAY NOT YIELD ANTICIPATED RESULTS.

         We may, in the future, acquire apartment communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

         - an acquired property may fail to perform as we expected in analyzing our investment; and

         - our estimate of the costs of repositioning or redeveloping an acquired property may prove inaccurate.

FAILURE TO SUCCEED IN NEW MARKETS MAY LIMIT GROWTH.

         We may make selected acquisitions outside of our current market areas from time to time, if appropriate opportunities arise. Our historical experience in Northern and Southern California and selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States does not ensure that we will be able to operate successfully in new markets. We may be exposed to a variety of risks if we choose to enter into new markets. These risks include, among others:

         - a lack of market knowledge and understanding of the local economies;

         - an inability to obtain land for development or to identify acquisition opportunities;

         -   an inability to obtain construction tradespeople;

         -   sudden adverse shifts in supply and demand factors;

         -   an unfamiliarity with local governmental and permitting procedures;
             and

         - the incurrence of higher operating and administrative costs than we anticipated.

INCURRENCE OF ADDITIONAL DEBT AND RELATED ISSUANCE OF EQUITY MAY DILUTE EXISTING STOCKHOLDERS' INTERESTS.

         Future issuances of equity may dilute the interests of existing stockholders. For example, to the extent that additional equity securities are issued to finance future developments and acquisitions instead of incurring additional debt, the interests of our existing stockholders could be diluted. Our ability to execute our business strategy depends on our access to appropriate amounts of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity, which may not be available on favorable terms or at all.

INSUFFICIENT CASH FLOW COULD AFFECT OUR DEBT FINANCING AND CREATE REFINANCING RISK.

         We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. The principal outstanding balance on a portion of our debt will not be fully amortized prior to its maturity. Although we may be able to repay our debt by using our cashflows, we cannot assure you that we will have sufficient cash flows available to make all required principal payments. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

RISING INTEREST RATES WOULD INCREASE INTEREST COSTS AND COULD AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         We currently have, and may in the future incur, variable interest rate debt under credit facilities as we acquire, construct and reconstruct apartment communities, as well as for other purposes. Accordingly, if interest rates increase, our interest costs will also rise, unless we have made arrangements that hedge the risk of rising interest rates. In addition, an increase in market interest rates may lead purchasers of our common stock to demand a higher annual yield, which could adversely affect the market price of our outstanding shares of common stock.

BOND FINANCING COMPLIANCE REQUIREMENTS COULD LIMIT OUR INCOME, RESTRICT THE USE OF COMMUNITIES AND CAUSE FAVORABLE FINANCING TO BECOME UNAVAILABLE.

         We have financed some of our apartment communities with obligations issued by local government agencies or instrumentalities because the interest paid to the holders of this debt is generally exempt from federal income taxes. These obligations are commonly referred to as "tax-exempt bonds." Compared to unsecured debt, tax-exempt bonds are less cost competitive than in prior years and, moreover, generally must be secured by communities.

         The compliance requirements for our current tax-exempt bonds, and the requirements of any future tax-exempt bond financings, may limit the potential income from communities that are subject to this financing. This is because under the terms of our current tax-exempt bonds, we must comply with restrictions on the use of the communities that we financed with these bonds, including a requirement that we make some of the apartments available to low and middle income households.

         In addition, some of our tax-exempt bond financing documents require us to obtain a guarantee from a financial institution of payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or if we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.

FAILURE TO GENERATE SUFFICIENT REVENUE COULD LIMIT CASH FLOW AVAILABLE FOR DISTRIBUTIONS TO STOCKHOLDERS.

         If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow would decrease. This could have an adverse effect on our ability to pay distributions to our stockholders. The factors in the following risk factor, among others, could adversely affect the revenues generated by our apartment communities. Significant expenditures associated with each investment such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community.

UNFAVORABLE CHANGES IN MARKET AND ECONOMIC CONDITIONS COULD HURT OCCUPANCY OR RENTAL RATES.

         The market and economic conditions in Northern and Southern California and selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States may significantly affect occupancy or rental rates at our communities in those regions. This, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

         - plant closings, industry slowdowns and other factors that adversely affect the local economy;

         -   an oversupply of, or a reduced demand for, apartment homes;

         - a decline in household formation that adversely affects occupancy or rental rates;

         -   the inability or unwillingness of residents to pay rent increases;
             and

         - rent control or rent stabilization laws, or other laws regulating housing, on any of our communities could prevent us from raising rents to offset increases in operating costs.

DIFFICULTY OF SELLING APARTMENT COMMUNITIES COULD LIMIT FLEXIBILITY.

         Real estate in our markets can be hard to sell, especially if market conditions are poor. This may limit our ability to change or reduce the apartment communities in our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws may limit our ability to earn a gain on the sale of communities that we have owned for fewer than four years, and this may affect our ability to sell communities without adversely affecting returns to our stockholders.

INCREASED COMPETITION COULD LIMIT OUR ABILITY TO LEASE APARTMENT HOMES OR INCREASE OR MAINTAIN RENTS.

         Our apartment communities compete with other housing alternatives to attract residents, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and to increase or maintain rents.

ATTRACTIVE INVESTMENT OPPORTUNITIES MAY NOT BE AVAILABLE, WHICH COULD ADVERSELY AFFECT OUR PROFITABILITY.

         We expect that other real estate investors will compete with us to acquire existing properties and to develop new properties. These competitors, including insurance companies, pension and investment funds, partnerships, investment companies and other apartment real estate investment trusts, may have greater resources than we do. This competition could increase prices for properties of the type we would likely pursue. As a result, we may not be able, or have the opportunity, to make suitable investments on favorable terms in the future. This could adversely affect our profitability.

RISK OF EARTHQUAKE DAMAGE IN CALIFORNIA MARKETS

         Many of our West Coast communities are located in the general vicinity of active earthquake faults. In July 1998, we obtained a seismic risk analysis from an engineering firm which estimated the probable maximum damage for each of the 60 West Coast communities that we owned at that time and for each of the five West Coast communities under development at that time. The seismic risk analysis was obtained for each individual community and for all of those communities combined. To establish a probable maximum damage, the engineers first define a severe earthquake event for the applicable geographic area, which is an earthquake that has only a 10% likelihood of occurring over a 50-year period. The probable maximum damage is determined as the structural and architectural damage and business interruption loss that is estimated to have only a 10% probability of being exceeded in the event of such an earthquake. Because a significant number of our communities are located in the San Francisco Bay Area, the engineers' analysis defined an earthquake on the Hayward Fault with a Richter Scale magnitude of 7.1 as a severe earthquake with a 10% probability of occurring within a 50-year period. The engineers then established an aggregate probable maximum damage at that time of $113 million for the 60 West Coast communities that we owned at that time and the five West Coast communities under development. The $113 million probable maximum damage for those communities was a probable maximum level that the engineers expected to be exceeded only 10% of the time in the event of such a severe earthquake. The actual aggregate probable maximum damage could be higher or lower as a result of variations in soil classifications and structural vulnerabilities. For each community, the engineers' analysis calculated an individual probable maximum damage as a percentage of the community's replacement cost and projected revenues. We cannot assure you that:

         - an earthquake would not cause damage or losses greater than the probable maximum damage assessments indicate;

         - future probable maximum damage levels will not be higher than the current probable maximum damage levels described above for our communities located on the West Coast; or

         - acquisitions or developments after July 1998 will not have probable maximum damage assessments indicating the possibility of greater damage or losses than currently indicated.

         In August 1999, we renewed our earthquake insurance, both for physical damage and lost revenue, with respect to all communities we owned at that time and all of the communities under development. For any single occurrence, we have in place $75,000,000 of coverage with a five percent deductible. The five percent deductible is subject to a minimum of $100,000 and a maximum of $25,000,000 per occurrence. In addition, our general liability and property insurance program provides coverage for public liability and fire damage. In the event an uninsured disaster or a loss in excess of insured limits were to occur, we could lose our capital invested in the affected community, as well as anticipated future revenue from that community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

RISKS OF PROPERTY DAMAGE AND INCREASED EXPENSES RESULTING FROM INCLEMENT WEATHER

         Our communities in the Northeast and Midwest expose us to risks associated with inclement winter weather, including increased costs for the removal of snow and ice as well as from delays in the construction, reconstruction, development or redevelopment of apartment communities. In addition, inclement weather could increase the need for maintenance and repair of our communities. Similarly, unusually high rainfall or other inclement weather could result in increased costs due to delays in the construction, reconstruction, development or redevelopment of apartment communities. These costs and delays could adversely effect our financial performance.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONTAMINATION

         Under various federal, state and local environmental laws, regulations and ordinances, a current or previous owner or operator of real estate may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and remediation costs incurred by such parties in connection with the contamination. These damages and costs may be substantial. The presence of such substances (or the failure to properly remediate the contamination) may adversely affect the owner's ability to borrow against, sell or rent the affected property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination.

         Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when such materials are in poor condition or in the event of reconstruction, remodeling, renovation, or demolition of a building. Such laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. In connection with our ownership and operation of the communities, we may potentially be liable for such costs. We are not aware that any ACMs were used in connection with the construction of the communities we developed. ACMs were, however, used in connection with the construction of a number of the communities that we have acquired. We do not anticipate that we will incur any material liabilities in connection with the presence of ACMs at our communities. We currently have or intend to implement an operations and maintenance program for each of the communities at which ACMs have been detected.

         All of our stabilized operating communities, and all of the communities that we are currently developing or redeveloping, have been subjected to a Phase I or similar environmental assessment (which generally does not involve invasive techniques such as soil or ground water sampling). These assessments, together with subsurface assessments conducted in certain instances, have not revealed any environmental conditions that we believe will have a material adverse effect on our business, assets, financial condition or results of operations. We are not aware of any other environmental conditions which would have such a material adverse effect.

         We are, however, aware that the migration of contamination from an upgradient landowner near Toscana, one of our communities, has affected the groundwater there. The upgradient landowner is undertaking remedial response actions and, as of December 31, 1999, a ground water treatment system had been installed. We expect that the upgradient landowner will take all necessary remediation actions and ensure the ongoing operation and maintenance of the ground water treatment system. The upgradient landowner has also provided an indemnity that runs to current and future owners of the Toscana property and upon which we may be able to rely if we incur environmental liability arising from the groundwater contamination. We are also aware that certain communities have lead paint and we are undertaking or intend to undertake appropriate remediation or management activity.

         Additionally, prior to 1994, we had been occasionally involved in developing, managing, leasing and operating various properties for third parties. Consequently, we may be considered to have been an operator of such properties and, therefore, potentially liable for removal or remediation costs or other potential costs which could relate to hazardous or toxic substances. We are not aware of any material environmental liabilities with respect to properties managed or developed by us or our predecessors for such third parties.

         We cannot assure you that:

         - the environmental assessments described above identified all potential environmental liabilities;

         - no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

         - no environmental liabilities have developed since such environmental assessments were prepared;

         - the condition of land or operations in the vicinity of our communities (such as the presence of underground storage tanks) will not affect the environmental condition of such communities; and

         - future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in the imposition of environmental liability.

OUR SHARE OWNERSHIP LIMIT MAY PREVENT TAKEOVERS BENEFICIAL TO STOCKHOLDERS.

         For us to maintain our qualification as a real estate investment trust for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals. As defined for federal income tax purposes, the term "individuals" includes a number of specified entities. Our charter includes restrictions regarding transfers of our stock and ownership limits that are intended to assist us in satisfying such limitation. The ownership limits in our charter may have the effect of delaying, deferring or preventing someone from taking control of us, even though such a change of control could involve a premium price for our stockholders or otherwise could be in our stockholders' best interests.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST WOULD CAUSE US TO BE TAXED AS A CORPORATION, WHICH WOULD SIGNIFICANTLY LOWER FUNDS AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS.

         If we fail to qualify as a real estate investment trust for federal income tax purposes, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a real estate investment trust for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a real estate investment trust would significantly reduce or eliminate the amount of funds available for distribution to our stockholders. Furthermore, we would no longer be required to make distributions to our stockholders.

         We believe that we are organized and qualified as a real estate investment trust, and intend to operate in a manner that will allow us to continue to qualify as a real estate investment trust. However, we cannot assure you that we are qualified as a real estate investment trust, or that we will remain qualified in the future. This is because qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations, and involves the determination of a variety of factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a real estate investment trust for federal income tax purposes or the federal income tax consequences of such qualification.

THE ABILITY OF OUR STOCKHOLDERS TO CONTROL OUR POLICIES AND AFFECT A CHANGE OF CONTROL OF OUR COMPANY IS LIMITED, WHICH MAY NOT BE IN OUR STOCKHOLDERS' BEST INTERESTS

         CHARTER AND BYLAW PROVISIONS

         There are provisions in our charter and bylaws which may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

         - Our charter authorizes our board of directors to issue up to 50 million shares of preferred stock without stockholder approval and to establish the preferences and rights, including voting rights, of any series of preferred stock issued. The board of directors may issue preferred stock without stockholder approval, which would allow the board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or change in control.

         - To maintain our qualification as a real estate investment trust for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of any year. To maintain this qualification, and to otherwise address concerns about concentrations of ownership of our capital stock, our charter generally prohibits ownership (directly, by virtue of the attribution provisions of the Internal Revenue Code, or beneficially, as defined in Section 13 of the Securities Exchange Act of 1934) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock. In general, under our charter, pension plans and mutual funds may actually and beneficially own up to 15% of the outstanding shares of any class or series of stock.

Under our charter, our board of directors may in its sole discretion waive or modify the ownership limit for one or more persons. These ownership limits may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

         SHAREHOLDER RIGHTS AGREEMENT

         On February 28, 2000, we amended our shareholder rights agreement, which we adopted on March 9, 1998, to increase from 10% to 15% the limitation on ownership of the Company's common stock that is applied to certain types of institutional investors. As a result of the amendment, pension plans meeting certain criteria under the Internal Revenue Code and investment companies registered under the Investment Company Act of 1940 may acquire or seek to acquire beneficial ownership of up to 15% of the outstanding shares of the Company's common stock without violating the ownership limit set forth in the Company's charter or becoming "Acquiring Persons" or otherwise causing a "Distribution Date" to occur (as such terms are defined in the Shareholder Rights Agreement). Under the terms of the amended shareholder rights agreement, our board of directors may in effect delay or prevent a person or group from acquiring 10% (or 15% in the case of the institutional investors described above) or more of the outstanding shares of our common stock. This is because, unless our board approves of such person's purchase, after that person acquires 10% (or 15% in the case of the institutional investors described above) or more of our outstanding common stock, all other stockholders will have the right to purchase securities from us at a price that is less than their then fair market value. These purchases by the other stockholders would substantially reduce the value and influence of the shares of our common stock owned by the acquiring person. Our board of directors, however, may prevent the shareholder rights agreement from operating in this manner. Thus, our board has significant discretion to approve or disapprove a person's efforts to acquire a large interest in us.

         MARYLAND LAW

         As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions may occur. Maryland law may delay or prevent offers to acquire us or increase the difficulty of completing any offers, even if they are in our stockholders' best interests.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

1.1 Distribution Agreement, dated December 21, 1998, among the Company and the Agents, including Administrative Procedures, relating to the MTNs. (Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed on December 21, 1998.)

1.2 First Amendment, dated as of June 27, 2000, to Distribution Agreement, dated December 21, 1998, among AvalonBay and the Agents. (Filed herewith.)

4.1 Indenture, dated as of January 16, 1998, between the Company and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on
January 21, 1998.)

4.2 First Supplemental Indenture, dated as of January 20, 1998, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on January 21, 1998.)

4.3 Second Supplemental Indenture, dated as of July 7, 1998, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on July 9, 1998.)

4.4 Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, between AvalonBay and the Trustee, including forms of Floating Rate Note and Fixed Rate Note. (Filed herewith.)

10.1    AvalonBay Communities, Inc. Officer Severance Plan. (Filed herewith.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                     AVALONBAY COMMUNITIES, INC.

                                     By: /s/ Thomas J. Sargeant
                                     ------------------------------------
Dated: July 10, 2000                 Thomas J. Sargeant
                                     Executive Vice President, Chief Financial
                                     Officer

                                  Exhibit Index

1.1 Distribution Agreement, dated December 21, 1998, among the Company and the Agents, including Administrative Procedures, relating to the MTNs. (Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed on December 21, 1998.)

1.2 First Amendment, dated as of June 27, 2000, to Distribution Agreement, dated December 21, 1998, among AvalonBay and the Agents. (Filed herewith.)

4.1 Indenture, dated as of January 16, 1998, between the Company and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on
January 21, 1998.)

4.2 First Supplemental Indenture, dated as of January 20, 1998, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on January 21, 1998.)

4.3 Second Supplemental Indenture, dated as of July 7, 1998, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on July 9, 1998.)

4.4 Amended and Restated Third Supplemental Indenture, dated as of July 10, 2000, between AvalonBay and the Trustee, including forms of Floating Rate Note and Fixed Rate Note. (Filed herewith.)

10.1    AvalonBay Communities, Inc. Officer Severance Plan. (Filed herewith.)